UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 22, 2018 (March 21, 2018)

HEMISPHERX BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0 - 27072	52-0845822
(state or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	(Identification No.)

860 N. Orange Avenue, Suite B, Orlando, FL	32801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 988-0080

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On March 21, 2018, Hemispherx, Biopharma, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an investor (the “Investor”) for the sale by the Company of an aggregate of 1,250,000 shares (the “Common Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a purchase price of $0.40 per share. The closing of the sales of these securities under the Purchase Agreement is expected to take place on or about March 26, 2018, subject to the satisfaction of customary closing conditions.

The Company estimates that the net proceeds from the transactions will be approximately $465,000 after deducting certain fees due to the placement agent and the Company’s estimated transaction expenses. The net proceeds received by the Company from the transactions will be used for working capital and general corporate purposes.

The Common Shares were offered and sold by the Company pursuant to an effective shelf registration statement on Form S-3, which was initially filed with the Securities and Exchange Commission (the “SEC”) on June 25, 2015 and subsequently declared effective on August 4, 2015 (File No. 333-205228) (the “Registration Statement”), and the base prospectus dated as of August 4, 2015 contained therein. The Company is filing a prospectus supplement with the SEC contemporaneously herewith in connection with the sale of the Common Shares.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement. The placement agent is a third party beneficiary of the representations and warranties in the Purchase Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the form of Purchase Agreement is included with this filing only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The Company also entered into an engagement letter (the “Engagement Letter”) with Ascendiant Capital Markets LLC (“Ascendiant”), pursuant to which Ascendiant agreed to serve as a non-exclusive placement agent for the issuance and sale of the Common Shares. The Company has agreed to pay Ascendiant an aggregate fee equal to 5% of the gross proceeds received by the Company from the sale of the securities in the transaction.

The form of the Purchase Agreement and the Engagement Letter are filed as Exhibits 10.1 and 1.1, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Engagement Letter, dated as of March 21, 2018 by and between Hemispherx Biopharma, Inc. and Ascendiant Capital Markets LLC
5.1	Legal Opinion of Silverman Shin & Byrne PLLC
10.1	Form of Securities Purchase Agreement
23.1	Consent of Silverman Shin & Byrne PLLC (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEMISPHERX BIOPHARMA, INC.

March 21, 2018	By:	/s/ Thomas K. Equels
Thomas K. Equels, CEO